UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that BioTime may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 8 – Other Events

Item 8.01 Other Events

Our subsidiary OncoCyte Corporation has sold 3,000,000 shares of its common stock for $3,300,000 in cash to two of its shareholders, including 1,000,000 purchased by George Karfunkel, a beneficial owner of more than 5% of the outstanding common shares of BioTime. BioTime purchased 3,000,000 shares of OncoCyte common stock in exchange for the cancelation of $3,300,000 of indebtedness owed to BioTime by OncoCyte, and OncoCyte delivered to BioTime a convertible promissory note (the “Note”) for an additional $3,300,000 of OncoCyte's indebtedness to BioTime. The Note will bear interest at the rate of 1% per annum and will mature and be payable on November 30, 2016. BioTime will have the right to convert the principal amount of the Note plus accrued interest into shares of OncoCyte common stock at a conversion price of $1.10 per share commencing on the earliest of November 8, 2016, or six months after OncoCyte completes an initial underwritten public offering of its common stock, or upon the occurrence of an “Event of Default” as defined in the Note. An Event of Default includes a failure of OncoCyte to pay any amount due on the Note or the commencement of bankruptcy proceedings by or against OncoCyte or the occurrence of certain insolvency related events, the dissolution or liquidation of OncoCyte, or any material breach or default by OncoCyte under any loan agreement, promissory note, or other instrument evidencing indebtedness payable to a third party. The conversion price is subject to pro rata adjustment in the event of a stock split, combination, reclassification, or similar event.

As a result of the transaction, BioTime now owns 71.7% of the outstanding shares of OncoCyte common stock, and may increase its percentage ownership to 73.6% if it converts the Note into common stock, provided that the proportional ownership of OncoCyte does not otherwise change through the issuance of additional shares.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	May 14, 2015	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press release dated May 14, 2015